**NOTE: CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            ISOTOPE SUPPLY AGREEMENT


                          Dated as of November 30, 1999


                                 By and Between


                               ISONICS CORPORATION
                            a California corporation,

                                       and

                         EAGLE-PICHER TECHNOLOGIES, LLC
              a limited liability company formed under Delaware law

                            ISOTOPE SUPPLY AGREEMENT


         This ISOTOPE SUPPLY AGREEMENT (this "Agreement") is made as of this 30th day of November 1999 by and among EAGLE-PICHER TECHNOLOGIES, LLC, a limited liability company formed under Delaware law ("E-P"), and ISONICS CORPORATION, a California corporation ("ISONICS").

                                 R E C I T A L S

         Contemporaneously with the execution of this Agreement, ISONICS has sold its DZ Business and the Zinc Assets (as those terms are more specifically described in the agreement which relates to that transaction, the "Zinc Agreement") to E-P;

         NOW, THEREFORE, in consideration of the completion of the transactions contemplated in the Zinc Agreement, the mutual covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and adequacy whereof E-P hereby acknowledges, E-P hereby agrees to sell to ISONICS, and ISONICS desires to purchase from E-P certain quantities of Silicon-28, Silicon-29 and Silicon-30 and Carbon-12 and Carbon-13 (which isotopes will meet standards set forth on Schedule B hereto) (the "E-P Supply Agreements), all on the terms and conditions set forth herein.

                                    Article 1
                           PURCHASE AND SALE OF ASSETS

         Section 1.1       SILICON

         (a) E-P will sell all the Silicon-29 and Silicon-30 actually produced from the pilot plant as by-products of the production of Silicon-28 and meeting the specifications set forth on Schedule 1.1 to ISONICS for a purchase price of [**SEE COVER PAGE NOTE]. Subject to the foregoing,
         (i) the Silicon-29 and Silicon-30 will be delivered to ISONICS in accordance with purchase orders submitted by ISONICS from time-to-time, and will be subject to E-P's standard freight terms. (ii) In return for the right to buy these isotopes as defined further in paragraph (c), below, Isonics agrees that as an addition to the purchase price for Silicon-29 and Silicon-30, ISONICS will pay E-P a fee equal to 3% of the net revenues from all sales made by ISONICS of products incorporating Silicon-29 or Silicon-30 supplied by E-P. The term "net revenues from all sales made by ISONICS of products incorporating Silicon-29 or Silicon-30" includes the gross revenues as received during any calendar quarter by ISONICS from sales of products by ISONICS which include any amount of Silicon-29 or Silicon-30 or products derived from Silicon-29 or Silicon-30 supplied by E-P, less returns and allowances. (iii) The purchase price for Silicon-29 and Silicon-30 may be equitably adjusted to reflect E-P's increased costs if the total purchases by weight of Silicon-29 and Silicon-30 pursuant to this paragraph exceed the purchases of Silicon-28 under the following paragraph during any calendar year.


                  (b) Commencing upon E-P's completion of the delivery requirements for the Silicon Transaction as described in the Zinc Agreement, E-P will devote the capacity of its pilot plant to the production of Silicon-28 (except as E-P and ISONICS may otherwise reasonably agree) and will sell all the Silicon-28 produced in the pilot plant and meeting the specifications set forth on Schedule 1.1 to ISONICS for a purchase price of not more than [**SEE COVER PAGE NOTE], subject to quarterly adjustment beginning in July 2000 for changes in the PPI (producer's price index) for SIC 28 Chemicals and Allied Products using June 2000 as the base. (i) The Silicon-28 will be delivered to ISONICS in accordance with purchase orders submitted by ISONICS from time-to-time, and will be subject to E-P's standard freight terms. (ii) In return for the right to buy Silicon-28 as defined further in paragraph (c), below, Isonics agrees that as an addition to the purchase price for Silicon-28, ISONICS will pay E-P a fee equal to [**SEE COVER PAGE NOTE] of the net revenues from all sales made by ISONICS of products incorporating Silicon-28 supplied by E-P. The term "net revenues from all sales made by ISONICS of products incorporating Silicon-28" includes the gross revenues as received during any calendar quarter by ISONICS from sales of products by ISONICS which include any amount of Silicon-28 or products derived from Silicon-28 supplied by E-P, less returns and allowances. Isonics will make payment to E-P of the fees required by Clause 1.1(a)(ii) and Clause 1.1(b)(ii) within 45 days following the end of any calendar quarter.

         (c) E-P agrees that for a period ending ten years after the Closing Date, unless otherwise agreed to by the parties (and subject to the provisions of Section 1.3, below):

         (i) E-P will exclusively sell Silicon-28, Silicon-29 and Silicon-30 produced from the pilot plant to ISONICS, and E-P will sell Silicon-28, Silicon-29 or Silicon-30 produced from the pilot plant to no other party without ISONICS' prior written consent, provided that E-P may terminate such exclusivity provisions of this Paragraph 1.1(c)(i) and the provisions of Paragraph 1.1(c)(ii), below, unless ISONICS purchases at least 100 kilograms of Silicon-28, Silicon-29, and Silicon-30 (including not less than 50 kilograms of Silicon-28) pursuant to this Agreement during each calendar year commencing 2002. If E-P terminates the provisions of this Paragraph 1.1(c)(i) because ISONICS has not met the minimum purchase requirements of the preceding sentence or for any other reason, the [**SEE COVER PAGE NOTE] fee described in paragraphs (a) and (b) of this Section 1.1 will also be terminated.

         (ii) Before selling Silicon-28, Silicon-29, or Silicon-30 produced from any plant other than the pilot plant to any party other than ISONICS, E-P will first provide ISONICS with not less than five business days' notification of its intention to sell

                  Silicon-28, Silicon-29, or Silicon-30 to any other party, which notification will include: the name of and contact information for the prospective purchaser; the price to be paid by the prospective purchase; the quantities to be sold to the prospective purchaser; the specifications of the Silicon-28, Silicon-29, or Silicon-30 to be sold to the prospective purchaser; and the proposed delivery schedule to the prospective purchaser. ISONICS may, upon written notice to E-P during that five business day notification period, purchase the Silicon-28, Silicon-29, or Silicon-30 at the price to be paid by the third party purchaser, provided ISONICS purchases the same quantities and specifications, and pursuant to the same delivery terms as described in the notification from E-P. For the purposes of this paragraph, the term "business day" refers to days on which Colorado state governmental offices are open in Denver, Colorado, and does not include any Saturday or Sunday or other holiday state governmental offices are closed.

         (d) ISONICS will maintain full, true and accurate books of account and other records containing all particulars which may be required to ascertain and verify the fees payable by it pursuant to Paragraphs 1.1(a) and (b) of this Agreement. Said books, records and all supporting data shall be available at all reasonable times and for a period of two years following the period of reporting to the inspection of any independent certified accountant retained by E-P at its expense for the purpose and to whom ISONICS has no reasonable objection; provided, however, that such accountant shall report to E-P only as to the accuracy of the statements and payments, and in no event shall reveal ISONICS proprietary information (including, without limitation, costs, quantities, or prices to individual customers, or like information). In the event of disagreement between the accountant and ISONICS as to the accuracy of the royalty statements and/or payments, additional information shall be provided by E-P to ISONICS; however, such information shall be of such a nature and in an amount sufficient only to effect resolution of the disagreement. If an audit reflects an overpayment, E-P will promptly remit the amount of the overpayment to ISONICS; if an audit reflects an underpayment, ISONICS will promptly remit the amount of the underpayment to E-P. If the underpayment is greater than 10% of total payments, ISONICS will also reimburse E-P for the costs of the independent certified accountant's work in performing the audit.

         Section 1.2 CARBON-12 AND CARBON-13. If E-P offers Carbon-12 and Carbon-13 for sale to third parties in commercially meaningful quantities, E-P will sell Carbon-12 and Carbon-13 in accordance with purchase orders submitted from time-to-time by ISONICS (subject to E-P's ability to manufacture sufficient quantities to meet ISONICS' orders) and will be subject to E-P's standard freight terms. The price for such products will be negotiated between the parties when Carbon-12 or Carbon-13 isotopes become available for sale for prices and terms not greater than prices and terms E-P offers to its most favored customers.

         Section 1.3 ANNUAL REVIEW. The Parties agree that not more frequently than annually (commencing after the first anniversary of the date of this Agreement), they will meet to discuss the terms and conditions of Sections 1.1 and 1.2, and determine whether modifications or amendments are appropriate. Any such modifications or amendments will be set forth in a writing signed by both parties, which writing will then become an amendment to this Agreement.

         Section 1.4 BILL OF SALE AND ASSIGNMENT. In each case, the delivery of the Silicon-28, Silicon-29 or Silicon-30, or Carbon-12 or Carbon-13 will be accompanied by a bill of sale and assignment by which E-P will transfer title to the product to Isonics free and clear of all liens, encumbrances, and claims of others free on board E-P's production facility.


                                    Article 2
            COVENANTS AND AGREEMENTS, REPRESENTATIONS AND WARRANTIES

         Section 2.1 CORPORATE AND OTHER ACTION. E-P shall take no action, corporate or otherwise, which may prevent it from fulfilling the purchase commitments to Isonics set forth in Article 1, above.

         Section 2.2 Representations and Warranties of E-P. E-P represents and warrants to ISONICS:

                  (a) It has the requisite power and authority to enter into this Agreement and perform its obligations hereunder;

                  (b) The execution and delivery and performance of this Agreement have been authorized by all necessary action of E-P;

                  (c) This Agreement has been duly executed and delivered by E-P and constitutes the legal, valid, and binding obligation of E-P, enforceable against E-P in accordance with its terms;

                  (d) E-P will have good and marketable title to the products to be supplied hereunder, free and clear of all encumbrances and has the right to sell the products to ISONICS or its sublicensees hereunder;

                  (e) During the term of this Agreement, E-P will not grant to any other person or company any rights with respect to such products that conflict in any way with this Agreement.

         Section 2.3 Representations and Warranties of ISONICS. ISONICS represents and warrants to E-P:

                  (f) It has the requisite power and authority to enter into this Agreement and perform its obligations hereunder;

                  (g) The execution and delivery and performance of this Agreement have been authorized by all necessary action of ISONICS;

                  (h) This Agreement has been duly executed and delivered by ISONICS and constitutes the legal, valid, and binding obligation of ISONICS, enforceable against ISONICS in accordance with its terms.

         Section 2.4. INDEPENDENT CONTRACTOR STATUS. Each party represents and warrants to the other party that such party is an independent entity, and neither party shall be considered to be the partner of or joint venturer with the other party, or have the authority or the ability to bind the other party to any matter.

         Section 2.5 CONFIDENTIALITY. (a) Each party shall treat and hold as confidential any confidential information relating to the operations or affairs of the other party. If either party is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process or by applicable law) to disclose any such confidential information, then such party shall notify the other party promptly of the request or requirement so that the other party, at its expense, may seek an appropriate protective order or waive compliance with this Section. If, in the absence of a protective order or receipt of a waiver hereunder, a party is (on the advice of counsel) compelled to disclose such confidential information, such party may so disclose the confidential information provided that such party shall use reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded to such confidential information.

         (b) No obligation of confidentiality will apply to any confidential information of a party that the other party: (i) can reasonably demonstrate in writing was already known or in the other party's possession; (ii) can reasonably demonstrate in writing was developed independently by the other party; or (iii) rightfully receives from a third party without knowledge of a violation of any obligation of confidentiality; PROVIDED, HOWEVER, that if the other party later learns that any such information was received in violation of any obligation of confidentiality, from that point the other party shall treat such information pursuant to the terms of this Agreement. In addition, no obligation of confidentiality shall apply to any information that is known to, or becomes generally available to the public without breach of this Agreement.

         (c) The provisions of this Section 2.5 shall be in addition to any other duties the parties may have at law or otherwise, and shall continue in effect after the termination or expiration of this Agreement, regardless of the reason for or circumstances surrounding such termination or expiration.

         (d) Each party hereto agrees that in the event of breach of this
Section 2.5, the non-breaching party would sustain irreparable injury, and each party recognizes that money damages for breach of this Agreement would be difficult or impossible to ascertain. Each of the parties hereto therefore agrees that each party shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation of this Section 2.5.




                                    Article 3
                                   TERMINATION

         Section 3.1 TERMINATION. This Agreement may be terminated at any time only as follows:

         (a) by mutual written agreement of E-P and ISONICS;

         (b) by either E-P or ISONICS if there shall be any law or regulation that makes completion of the Contemplated Transactions illegal or otherwise prohibited or if completion of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction;

         (c) by either E-P or ISONICS if the other party files a petition for relief under the federal Bankruptcy Code, Title 11, United States Code.

Any party desiring to terminate this Agreement pursuant to this Section 3.1 shall give written notice of such termination to the other parties to this Agreement.


                                    Article 4
                            MISCELLANEOUS PROVISIONS

         Section 4.1 EXPENSES. Except as otherwise provided herein, ISONICS on the one hand, and E-P on the other hand, shall bear and pay for their own legal, accounting and other costs and fees incurred in connection with the Contemplated Transactions.

         Section 4.2 FURTHER ASSURANCES. Each party shall execute and deliver such additional documents or take such additional actions as may be requested by another party to this Agreement if such requested document or action is reasonably necessary to effect the Contemplated Transactions.

         Section 4.3 NOTICES. Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given upon delivery in person; upon being deposited in the mail, postage prepaid, for mailing by certified or registered mail; or upon being transmitted by facsimile, as follows:

                  If to E-P, delivered or mailed to:

                           Boron Department
                           Eagle-Picher Technologies, LLC
                           798 Highway 69A
                           Quapaw, OK 74363
                           Attn:    Vice President and General Manager
                           Facsimile   918-673-1052
                           Telephone  918-673-2201

                  with copies delivered or sent by facsimile to:

                           Taft, Stettinus & Hollister LLP
                           1800 Firstar Tower
                           425 Walnut Street
                           Cincinnati, OH 45202-3957
                           Attn: Gerald S. Greenberg, Esq.
                           Facsimile        513-381-0205
                           Telephone        513-381-2838

                                    and

                           Eagle-Picher Industries, Inc.
                           250 East Fifth Street, Suite 500
                           Cincinnati, OH 45202
                           Attn:    Vice President and General Counsel
                           Facsimile        513-629-2572
                           Telephone        513-629-2417

                  If to ISONICS, delivered or mailed to:

                           Isonics Corporation
                           5906 McIntyre Street
                           Golden, CO 80403
                           Attention:  James E. Alexander, President
                           Facsimile        303-279-7300
                           Telephone:       303-279-7900

                  with a copy (which does not constitute notice) delivered or sent by facsimile to:

                           Norton - Lidstone, P.C.
                           The Quadrant
                           5445 DTC Parkway
                           Suite 850
                           Englewood, Colorado  80111
                           Attn:    Herrick K. Lidstone, Jr., Esq.
                           Facsimile:       303-221-5553
                           Telephone:       303-221-5552


or to such other address or addresses as may be specified in writing from time to time by any party to the other parties.

         Section 4.4       REFERENCES AND CONSTRUCTION.

         (a) References in this Agreement to Sections or Schedules are to sections of or schedules to this Agreement unless otherwise indicated and references to clauses are to clauses of the Section in which the reference appears unless specifically noted otherwise.

         (b) When used in this Agreement, the word "including" shall have its normal common meaning and any list of items that may follow such word shall not be deemed to represent a complete list of the content of the referent of the subject.

         (c) Unless the context otherwise requires, the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include individuals, bodies corporate, unincorporated associations, partnerships and other entities in each case whether or not having a separate legal personality.

         (d) The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         (e) Section headings are for convenience only and shall not limit or otherwise affect any of the provisions of this Agreement.

         (f) Except as set forth in the following sentence, this Agreement is not intended to and shall not be construed so as to create any rights in any third party beneficiary. The Affiliates of E-P are intended to be express third-party beneficiaries of the terms contained in this Agreement.

         Section 4.5 ENTIRE AGREEMENT. This Agreement, the Schedules and Exhibits to this Agreement and any other agreements contemplated by this Agreement (including the Confidentiality Agreement) constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement including, without limitation, that certain memorandum of understanding dated August 19, 1999.

         Section 4.6 NO PUBLIC ANNOUNCEMENT. No party shall make any press release or other public announcement regarding this Agreement or the Contemplated Transactions, without prior consultation with and consent of the other party, which consent may not unreasonably be withheld.

         Section 4.7 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one in the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         Section 4.8 SEVERABILITY OF PROVISIONS. If a court in any proceeding holds any provisions of this Agreement or its application to any person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provisions to Persons or circumstances other than those to which it was held to be invalid, illegal or enforceable, shall be not affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

         Section 4.9 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement shall constitute part of this Agreement and shall be deemed to be incorporated in this Agreement by reference and made a part of this Agreement as if set out in full at the point where first mentioned.

         Section 4.10 WAIVERS - AMENDMENTS. Any of the terms or conditions of this Agreement may be waived but only in writing by the party which is entitled to the benefit thereof, and this Agreement may be amended or modified in whole or in part only by an agreement in writing, executed by all the parties to this Agreement. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach.

         Section 4.11 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent, which consent shall not be unreasonably withheld, of E-P in the case of ISONICS, and ISONICS in the case of E-P.

         Section 4.12      DISPUTE RESOLUTION.

                  (a). SENIOR OFFICERS TO RESOLVE. All claims, disputes or other controversies arising out of, or relating to, this Agreement or the Contemplated Transactions (hereinafter collectively referred to as a "Dispute") shall initially be submitted to a senior officer from each party for resolution by mutual agreement between said officers. Any mutual determination by the senior officers shall be final and binding upon the parties. However, should such senior officers fail to arrive at a mutual decision as to the Dispute within 20 days after notice to both parties of the Dispute, the parties shall then attempt to resolve such Dispute by mediation in accordance with the terms and provisions set forth in the following paragraph.

                  (b). MEDIATION. Notice of the demand for mediation for any Dispute which has not been resolved in accordance with the previous paragraph shall be filed with the other party to this Agreement, and shall be made within a reasonable time after such party is permitted to mediate the Dispute as provided herein. All mediation proceedings shall take place in DALLAS, TEXAS and shall be conducted in accordance with rules mutually determined by the parties. The mediator shall be an individual mutually determined by the parties. The mediator shall be an individual mutually selected by ISONICS and E-P, which individual shall
         (i) have at least 10 years experience in the discipline which is the subject of the Dispute, or (ii) be an attorney of at least 10 years of experience in the realm of business transactions or commercial litigation. Any mutual determination by the Parties pursuant to any such mediation shall be final and binding upon the parties. However, should the parties fail to arrive at a mutual decision as to the Dispute within 30 days after commencement of the mediation proceedings, the parties shall then be entitled to refer such Dispute to arbitration as provided in the following paragraph.

                  (c). ADDITIONAL PROCEEDINGS. To the extent that any Dispute continues to exist after the mediation provided for in the preceding paragraph, the parties agree to resolve the Dispute by binding arbitration, unless the remedy sought is injunctive relief. Respecting any Disputes which ultimately become the subject of court proceedings wherein the remedy sought is injunctive relief, the parties irrevocably agree that (i) the venue and jurisdiction for such proceedings shall be in any court of competent jurisdiction, and (ii) trial by jury is waived by both parties. Arbitration of disputes shall be conducted in DALLAS, TEXAS and shall apply the substantive law governing this Agreement. The arbitration proceedings will be conducted by a panel of three arbitrators in accordance with the Rules of Commercial Arbitration of the American Arbitration

         Association ("AAA") and under the professional administration of the AAA, except that the parties shall have the rights of discovery as to one another such as are provided by Federal Rules of Civil Procedure 26 through 37 in effect at the time of the arbitration and rights of discovery as to third parties in effect at the time of the arbitration as are provided by law. The arbitration award shall be binding upon the parties.

         Section 4.13 GOVERNING LAW . This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

         Section 4.14. FORCE MAJEURE AND CONSEQUENTLY DAMAGES. (a) Notwithstanding any other provision herein to the contrary, E-P will not be liable to ISONICS if E-P fails to meet its covenants in Sections 1.1(a) and 1.1(b) hereof as a result of FORCE MAJEURE. When used in the previous sentence, the term "FORCE MAJEURE" means where E-P is prevented from performing its obligations under Sections 1.1(a) or 1.1(b) of this Agreement by any cause beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of E-P to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; unforeseeable delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. FORCE MAJEURE does not include E-Ps technical inability to produce Silicon-28 meeting the defined specifications because its chemical exchange distillation process does not perform as expected. In the case of any FORCE MAJEURE, E-P shall promptly give notice to ISONICS of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. E-P shall resume performance as soon as reasonably possible.

         (b) No party will be liable to any other party for indirect or consequential damages that may result from a breach of this Agreement.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed on the day and year first above written.

                               EAGLE PICHER TECHNOLOGIES, LLC


                               By:
                                  ------------------------------------

                               Dallas Mayfield, General Manager - Boron Division

                               ISONICS CORPORATION


                               By:
                                  ------------------------------------
                                  James E. Alexander, President

                                  SCHEDULE 1.1
         Silicon Tetraflouride Specifications and Delivery Requirements

         SILICON-28 TETRAFLOURIDE (SiF4) to be delivered to Isonics Corporation under the Isotope Supply Agreement will be weighed on a metal (Si-28) basis and will meet or exceed the following specifications:

         Isotopic Purity   -         [**SEE COVER PAGE NOTE]% Silicon-28 minimum
         Chemical Purity   -         [**SEE COVER PAGE NOTE]% minimum

                  IMPURITY                                 MAXIMUM CONCENTRATION
                  --------                                 ---------------------

                             [**SEE COVER PAGE NOTE]

         SILICON-29 TETRAFLOURIDE (SiF4) to be delivered to Isonics Corporation under the Isotope Supply Agreement will be weighed on a metal (Si-29) basis and will meet or exceed the following specifications:

         Isotopic Purity  -  [**SEE COVER PAGE NOTE]% silicon-29 minimum, higher enrichments desirable.

         Chemical Purity  -  [**SEE COVER PAGE NOTE]% minimum (excluding Argon or Helium)

                  IMPURITY                                 MAXIMUM CONCENTRATION
                  --------                                 ---------------------

                           [**SEE COVER PAGE NOTE]